UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 4, 2024
Date of Report (Date of earliest event reported)
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Prime Medicine, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41536 (Commission File Number)	84-3097762 (I.R.S. Employer Identification No.)
21 Erie Street Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(617) 564-0013
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.00001 per share	PRME	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§250.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer and Principal Financial Officer
On January 4, 2024, the Board of Directors (the “Board”) of Prime Medicine, Inc. (the “Company”) appointed Allan Reine as the Chief Financial Officer and the principal financial officer of the Company effective as of January 17, 2024.
Dr. Reine, age 49, has over 20 years of experience in the biotechnology sector. Prior to joining the Company, he was Chief Financial Officer of Foghorn Therapeutics, Inc., a biotechnology company, from September 2019 to January 2024 and Chief Financial Officer of Pieris Pharmaceuticals, Inc., a biotechnology company, from August 2017 to September 2019. Previously, Dr. Reine managed various healthcare portfolios primarily focused on biotechnology and pharmaceutical companies at Lombard Odier Asset Management, Citi Principal Strategies, SAC Capital, Trivium Capital and Alexandra Investment Management. He started his career at CIBC World Markets where he worked in both biotechnology investment banking and biotechnology equity research. Dr. Reine is currently chairman of the board of directors of ONK Therapeutics, Inc. where he has served on the board of directors since March 2022. Dr. Reine received his M.D. from the University of Toronto and his B.S. in Statistical Sciences from the University of Western Ontario.
In connection with Dr. Reine’s appointment as Chief Financial Officer, the Company entered into an employment agreement with him (the “Employment Agreement”) pursuant to which the Company has agreed to pay Dr. Reine an annual base salary of $500,000 and a one-time sign-on bonus of $176,000. Dr. Reine is also eligible to earn an annual target bonus of 40% of his annual base salary. During Dr. Reine’s employment, he will be eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company.
Pursuant to the Employment Agreement, in the event Dr. Reine is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the Employment Agreement), in each case subject to the delivery of and compliance with a fully effective separation agreement that shall include, without limitation, a release of claims, reaffirmation of applicable restrictive covenants and, in the Company’s discretion, a one year non-competition agreement, Dr. Reine will be entitled to (i) an amount equal to the sum of (A) 9 months of his then-current base salary plus (B) 0.75 times his target annual bonus for the then current year, in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, and (ii) subject to Dr. Reine’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount the Company would have paid to provide health insurance had he remained employed by us until the earliest of (A) 9 months following his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period. These amounts shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over a period of 9 months. In addition, subject to the delivery of the fully effective separation agreement, the bonus amount (if any) that Dr. Reine would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives, will be paid to Dr. Reine on the date the Company’s other executives receive their bonuses.
In the event Dr. Reine is terminated by us without cause or he resigns for good reason, in each case within 12 months following a “change in control” (as defined in the Employment Agreement), subject to the delivery of and compliance with a fully effective separation agreement (as described above), Dr. Reine will be entitled to the following, in lieu of the benefits above: (i) a lump sum cash payment equal to the sum of (A) 12 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (B) 1.0 times his target annual bonus for the then current year (or target in effect immediately prior to the change in control, if higher), in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Dr. Reine’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount the Company would have paid to provide health insurance had he remained employed by us until the earliest of (A) 12 months from the date of his separation, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period, and (iii) the bonus amount (if any) that Dr. Reine would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives. In addition, in the event Dr. Reine is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control, all of the then-outstanding and unvested portion of his stock options and other stock-based awards that are subject solely to time-based vesting shall become fully vested and exercisable or non-forfeitable immediately as of the date of termination, with any such performance-based awards vesting at target.

Pursuant to the Employment Agreement, the Board approved the grant of a stock option to purchase 600,000 shares of the Company’s common stock pursuant to the Company’s 2022 Stock Option and Incentive Plan (the “2022 Plan”) to Dr. Reine. The stock option award will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. Twenty-five percent of the shares will vest on the one-year anniversary of the date of the grant and the balance will vest monthly in equal installments over the following 36 months, subject to Dr. Reine’s continuous service. In addition, the Board approved the grant of a stock option to purchase 250,000 shares of the Company’s common stock pursuant to the Plan to Dr. Reine. The stock option award will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant and will vest upon the achievement of agreed milestones that will be set forth in the applicable equity agreement, subject to Dr. Reine’s continuous service.
There is no arrangement or understanding between Dr. Reine and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Dr. Reine and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Reine has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
The foregoing description of the terms of Dr. Reine’s employment is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.
Transition of Interim Chief Financial Officer and Principal Financial Officer
Effective January 17, 2024, Carman Alenson will transition from Interim Chief Financial Officer and Chief Accounting Officer to Senior Vice President, Finance and Chief Accounting Officer. She will step down from the role of principal financial officer and will continue in her role of principal accounting officer.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, effective as of January 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024

Prime Medicine, Inc.

By:	/s/ Keith Gottesdiener
Name:	Keith Gottesdiener, M.D.
Title:	President and Chief Executive Officer